Exhibit 10.87

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of May 27, 2011, between ADA-ES, Inc., a Colorado corporation (“ADA-ES”), and NexGen Refined Coal, LLC, a Wyoming limited liability company (“NGRC”, and collectively with ADA-ES, the “Guarantors” and each a “Guarantor”).

PRELIMINARY STATEMENTS

WHEREAS, ADA-ES has entered into a Limited Guarantee (the “ADA-ES Guarantee”), dated as of May 27, 2011, in favor of GSFS Investments I Corp., a Delaware corporation (the “Guaranteed Party”), in connection with indemnification obligations owed by Clean Coal Solutions, LLC, a Colorado limited liability company (“CCS”), to the Guaranteed Party under that certain Class B Unit Purchase Agreement (the “Purchase Agreement”), dated as of May 27, 2011, between the Company and the Guaranteed Party.

WHEREAS, NGRC has entered into a Limited Guarantee (the “NGRC Guarantee”, and collectively with the ADA-ES Guarantee, the “Guaranties” and each a “Guarantee”), dated as of May 27, 2011, in favor of the Guaranteed Party, in connection with indemnification obligations owed by the Company to the Guaranteed Party under the Purchase Agreement; and

WHEREAS, the Guarantors desire to allocate and delegate amongst themselves the obligations to the Guaranteed Party that may arise under any of the Guaranties.

NOW, THEREFORE, the Guarantors agree as follows:

SECTION 1. Defined Terms. The capitalized terms defined in the preamble and preliminary statements of this Agreement shall have the respective meanings specified therein and the following terms shall have the following meanings:

“Contributing Guarantor” means with respect to a Guarantor (an “Obligated Guarantor”) that becomes obligated under its respective Guarantee to make any payment to the Guaranteed Party, each other Guarantor.

“Contributing Share” means with respect to a Contributing Guarantor, a percentage, the numerator of which is one and the denominator of which is the number of Contributing Guarantors plus one.

SECTION 2. Agreement to Contribute. The Guarantors agree that if any Guarantor becomes and Obligated Guarantor, each Contributing Guarantor shall be required to contribute its Contributing Share to such payment owed to the Guaranteed Party promptly within ten (10) days following notice from the Obligated Guarantor that such contribution is due.

SECTION 3. Notices. All notices and other communications under this Agreement shall be in writing and delivered (a) personally; (b) by registered or certified mail with postage prepaid, and return receipt requested; (c) by recognized overnight courier service with charges prepaid; or (d) by confirmed facsimile or electronic mail transmission, directed to the intended recipient as follows:

If to ADA-ES:

ADA-ES, Inc.

8100 SouthPark Drive, Unit B

Littleton, CO 80120

Attn: Dr. Michael Durham

Fax: (303) 734-0330

Email address: miked@adaes.com

If to NGRC:

NexGen Refined Coal, LLC

3300 South Parker Road, Suite 310

Aurora, CO 80014

Attn: Charles S. McNeil, President

Fax: (303) 751-9210

Email address: cmcneil@nexgen-group.com

SECTION 4. Pledge of Interests in CCS. Each party hereby pledges all right, title and interest in and to their membership interests in CCS to secure all amounts that may become owing hereunder.

SECTION 5. Amendment. This Agreement may not be modified, amended, terminated or revoked, in whole or in part, except in writing signed by each of the Guarantors.

SECTION 6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each Guarantor and each of their respective successors and permitted assigns. This Agreement may only be assigned by a Guarantor in connection with an assignment by such Guarantor of its respective Guarantee.

SECTION 7. GOVERNING LAW; VENUE AND JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO , UNITED STATES OF AMERICA, WITHOUT ANY REFERENCE TO CONFLICT OF LAWS PRINCIPLES. THE GUARANTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE COURT IN THE COUNTY OF ARAPAHOE, STATE OF COLORADO WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND CONSENT TO THE SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW. EACH GUARANTOR HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

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IN WITNESS WHEREOF, the Guarantors have caused this Agreement to be executed and delivered as of the date first written above.

ADA-ES, INC.

By:	/s/ Mark H. McKinnies
Name:	Mark H. McKinnies
Title:	SVP and CFO

NEXGEN REFINED COAL, LLC

By:	NexGen Refined Coal Holdings, LLC, its manager

By:	NexGen Synfuel Management, Inc., its manager

By:	/s/ Thomas A. Ostlund
Name:	Thomas A. Ostlund
Title:	President